Exhibit 99.1

For Immediate Release

Contact:	David A. Zinsner
Vice President and Chief Financial Officer
(408) 546-3609
investor@intersil.com

Intersil Corporation Reports First Quarter 2006 Financial Results

— Revenue up 40% from same quarter last year, and up 2% sequentially

— GAAP net income up 153% from same quarter last year, and up 13% sequentially

Milpitas, CA, April 20, 2006 – Intersil Corporation (NASDAQ: ISIL), a world leader in the design and manufacture of high performance analog semiconductors, today reported financial results for the first quarter ended March 31, 2006.

First Quarter 2006 Generally Accepted Accounting Principles (GAAP) Results

For the first quarter, net revenue was $178.9 million, up 40% from the same quarter last year, and up 2% sequentially. Gross margins were 57.0% as compared to gross margins of 55.0% in the same quarter last year, and 56.5% in the fourth quarter. Operating margins were 20.3% as compared to operating margins of 10.0% in the first quarter of 2005, and 22.8% in the fourth quarter. Net income was $32.4 million including stock based compensation expense or $0.22 earnings per diluted share as compared to net income of $12.8 million or $0.09 earnings per diluted share in the same quarter last year. For the fourth quarter, net income was $28.7 million or $0.20 earnings per diluted share.

First Quarter 2006 Non-GAAP Results

Gross margins were 57.3%. This compares to gross margins of 55.3% for the same quarter last year, and 56.6% for the fourth quarter. Operating margins were 27.4%. This compares to operating margins of 15.3% for the first quarter of 2005, and 26.1% for the fourth quarter. Net income was $41.3 million or $0.28 earnings per diluted share. This compares to net income of $17.5 million or $0.12 earnings per diluted share for the same quarter last year, and $39.3 million or $0.27 earnings per diluted share for the fourth quarter.

“With our first quarter results, 2006 is off to a great start,” stated Rich Beyer, Intersil’s Chief Executive Officer. “Our business continues to perform exceptionally well, as we posted quarterly highs in revenue, net income and earnings per share. We were pleased that we were able to grow revenue 40% from the same quarter last year, and 2% sequentially in a quarter that is typically down due to seasonality. For the sixth consecutive quarter we improved non-GAAP gross margins, and our operating margins are now within our target model of 27% to 30%. We also generated over $55 million in cash from operations, or 31% of sales, for the quarter. This performance further demonstrates our continued progress in expanding our revenue stream across a broad portfolio of products. This broad portfolio is enabling us to smooth out normal seasonality and to deliver consistent revenue and earnings growth.”

In the first quarter of 2006 Intersil appointed Lou DiNardo as Intersil’s President and Chief Operating Officer. The company also strengthened its senior management team in the quarter with the addition of several key executives.

By end market, Intersil’s first quarter sales were as follows: computing (28% of sales), industrial (25% of sales), high-end consumer (25%) and communications (22%). “Our sales into the communications, industrial and computing markets all experienced strong sequential growth,” said Lou DiNardo, Intersil’s President and Chief Operating Officer. “The revenue growth into the communications and industrial markets was driven by an increase in seasonal demand and the ramping of numerous 2005 design wins. Sales into the computing market experienced healthy sequential growth in a quarter that is typically down, as we continued to ramp new product design wins for our notebook products. Our revenue into the high-end consumer market was down sequentially, as expected, due to seasonality.”

The Company repurchased approximately $60 million, or 2.1 million shares of its stock, under a previously announced stock repurchase program. Additionally, as a result of Intersil’s continued positive cash flow and strong balance sheet position, the Company’s board of directors authorized and declared the payment of a quarterly dividend of $0.05 per share of common stock. Payment of the dividend will be made on May 20, 2006 to shareholders of record as of the close of business on May 10, 2006.

Business Outlook

“Our first quarter was another excellent quarter for Intersil. Given our continued design win successes and strong orders momentum, we are positioned well for additional growth in the second quarter,” said Mr. Beyer. “We expect our second quarter revenue to grow between 3% to 5% from the first quarter. We expect GAAP earnings per share of approximately $0.23 to $0.24 and non-GAAP earnings per share of approximately $0.29 to $0.30.”

Investors and interested parties within the United States may listen to Intersil’s conference call on April 20th at 1:45 p.m. Pacific/4:45 p.m. Eastern by dialing (866) 713-8310 using the password “Intersil.” International callers may connect to the call by dialing (617) 597-5308. A replay of Intersil’s conference call will be available for two weeks by dialing (888) 286-8010 in the U.S. or (617) 801-6888 internationally using the access code “24049101”. A webcast replay of the conference call will be available for two weeks on the Company’s web site at http://www.intersil.com/investor. A copy of this press release may be found on Intersil’s web site at http://www.intersil.com/cda/pressroom.

About Intersil

Intersil Corporation is a leader in the design and manufacture of high-performance analog semiconductors. The Company’s products address some of the industry’s fastest growing markets, such as, flat panel displays, cell phones, other handheld systems, and notebooks. Intersil’s product families address power management functions and analog signal processing functions. Intersil products include ICs for battery management, hot-swap and hot-plug controllers, linear regulators, supervisory ICs, switching DC/DC regulators and power MOSFET drivers; optical storage laser diode drivers; DSL line drivers; video and high performance operational amplifiers; data converters; interface ICs; analog switches and multiplexers; crosspoint switches; voice-over-IP devices; and ICs for military, space and radiation-hardened applications. For more information about Intersil or to find out how to become a member of our winning team, visit the Company’s web site and career page at www.intersil.com.

NON-GAAP REPORTING

In addition to GAAP reporting, Intersil reports net income or loss, as well as earnings per share, gross margin and operating margin on a non-GAAP basis. This non-GAAP earnings information excludes stock based compensation expense, amortization of intangibles and unusual items and their related tax effects. Intersil believes this non-GAAP earnings information provides meaningful insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to emphasize the results of on-going operations. Intersil also uses this information internally to evaluate and manage the Company’s operations and to determine incentive compensation. A reconciliation between GAAP and non-GAAP net income is included in the tables below.

FORWARD-LOOKING STATEMENTS

Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil Corporation’s (“Intersil”) management’s current expectations, estimates, beliefs, assumptions, and projections about Intersil’s business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets,” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Intersil filings with the U.S. Securities and Exchange Commission (“SEC”) (which you may obtain for free at the SEC’s web site at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations, and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.

Intersil Corporation

Consolidated Statement of Operations

(In US$ millions, except per share amounts)

(Unaudited)

	Three Months Ended
	Mar 31, 2006	Apr 1, 2005	Dec 30, 2005
	Q1 2006	Q1 2005	Q4 2005
Net sales	$178.9	$128.1	$175.6
Cost of sales	77.0	57.7	76.4

Gross profit	101.9	70.4	99.2

Expenses
Research and development	29.5	28.9	29.6
Selling, general & administrative	33.6	26.1	27.1
Amortization of intangibles	2.4	2.5	2.4
Gain on disposition of assets	—	(0.6)	—
Restructuring expense	—	2.8	—
Other losses (gains)	—	(2.0)	—

Operating income	36.4	12.7	40.1
Interest income, net	6.8	3.7	5.8

Income from continuing operations before income taxes	43.2	16.4	45.9
Income tax expense from continuing operations	10.8	3.6	16.5

Income from continuing operations	32.4	12.8	29.4
Discontinued operations:
Loss from discontinued operations, before taxes	—	—	(0.8)
Income tax benefit from discontinued operations	—	—	(0.1)

Loss from discontinued operations	—	—	(0.7)

Net income	$32.4	$12.8	$28.7

Earnings per share
Basic
Continuing operations	$0.23	$0.09	$0.21
Discontinued operations	—	—	(0.01)

Basic earnings per share	$0.23	$0.09	$0.20

Diluted
Continuing operations	$0.22	$0.09	$0.20
Discontinued operations	—	—	—

Diluted earnings per share	$0.22	$0.09	$0.20

Weighted average shares outstanding
Basic	141.5	143.5	141.3

Diluted	145.0	145.7	145.1

Note: FAS123R was adopted in the quarter ended March 31, 2006. Stock compensation recorded in each expense classification above is as follows:
	Three Months Ended
	Mar 31, 2006	Apr 1, 2005	Dec 30, 2005
Cost of sales	$0.6	$0.4	$0.2
Research and development	3.5	2.1	1.7
Selling, general & administrative	6.1	1.7	1.5

Total stock based compensation	$10.2	$4.2	$3.4

Intersil Corporation

Financial Summary (Non-GAAP)

(In US$ millions, except per share amounts and percentages)

(unaudited)

	Three Months Ended
	Mar 31, 2006	Apr 1, 2005	Dec 30, 2005
	Q1 2006	Q1 2005	Q4 2005
Net sales	$178.9	$128.1	$175.6

Gross profit	$102.5	$70.8	$99.4
% of Sales	57.3%	55.3%	56.6%

Research and development	$26.0	$26.8	$27.9
Selling, general & administrative	$27.5	$24.4	$25.6

Operating income	$49.0	$19.6	$45.9
% of Sales	27.4%	15.3%	26.1%

Interest income	$6.8	$3.7	$5.8

Income before income taxes	$55.8	$23.3	$51.7

Net income	$41.3	$17.5	$39.3

% of Sales	23.1%	13.7%	22.4%

Earnings Per Share
Basic	$0.29	$0.12	$0.28

Diluted	$0.28	$0.12	$0.27

Weighted Average Shares
Basic	141.5	143.5	141.3

Diluted	146.9	145.7	145.1

NOTE: This financial summary excludes amortization of intangibles, stock based compensation, including the adoption of FAS123R in the first quarter of 2006 and unusual items. These adjustments are included in the Financial Bridge table.

Intersil Corporation

Financial Bridge: GAAP to Non-GAAP Net Income

(In US$ millions, except per share amounts)

(unaudited)

	Three Months Ended
	Mar 31, 2006	Apr 1, 2005	Dec 30, 2005
	Q1 2006	Q1 2005	Q4 2005
Net income on GAAP basis	$32.4	$12.8	$28.7
Acquisition related expenses - intangibles amortization	2.4	2.5	2.4
Gain on disposition of assets	—	(0.6)	—
Restructuring expense	—	2.8	—
Other losses (gains) - windstorm insurance recovery	—	(2.0)	—
(Income) loss from discontinued operations	—	—	0.8
Stock compensation expense*	10.2	4.2	3.4
Associated tax effects	(3.7)	(2.2)	(2.6)
Marginal tax provision from cash repatriation	—	—	6.6

Net income on Non-GAAP basis	$41.3	$17.5	$39.3

Diluted Non-GAAP earnings per share	$0.28	$0.12	$0.27

Diluted GAAP weighted average shares outstanding	145.0	145.7	145.1
Diluted weighted average shares attributable to adoption of FAS123R	1.8	—	—

Diluted Non-GAAP weighted average shares outstanding	146.9	145.7	145.1

*	includes additional costs recorded in first quarter of 2006 from adoption of FAS123R

To supplement our consolidated financial statements presented in accordance with GAAP, we have shown above a non-GAAP (pro forma) presentation of the Company’s earnings per share, which is adjusted to reflect the GAAP results excluding stock based compensation expense, amortization of intangibles and unusual items. This non-GAAP presentation of earnings per share is provided to enhance the reader’s overall understanding of the comparability of the Company’s financial performance between periods.

Intersil Corporation

Consolidated Balance Sheets

(In US$ millions)

(unaudited)

	Mar 31, 2006	Dec 30, 2005
Assets
Current Assets
Cash, cash equivalents & short-term investments	$676.6	$555.2
Trade receivables, net	100.3	99.8
Inventories, net	87.3	86.6
Prepaid expenses and other current assets	11.0	11.9
Deferred income taxes	26.0	32.8

Total Current Assets	901.2	786.3
Other Assets
Property, plant & equipment, net	101.3	96.6
Intangible assets	1,459.1	1,463.0
Deferred income taxes	67.1	65.9
Long-term investments	49.3	157.1
Other	15.7	14.8

Total Other Assets	1,692.5	1,797.4

Total Assets	$2,593.7	$2,583.7

Liabilities and Shareholders’ Equity
Current Liabilities
Trade account payables	$31.0	$27.1
Income taxes payable	51.6	58.1
Deferred net revenue	11.7	11.0
Other accrued items	56.8	57.9

Total Liabilities	151.1	154.1

Total Shareholders’ Equity	2,442.6	2,429.6

Total Liabilities and Shareholders’ Equity	$2,593.7	$2,583.7